EXHIBIT B


                                     FORM OF
                       CERTIFICATE OF CHANGE IN NUMBER OF
                      AUTHORIZED SHARES OF CLASS AND SERIES

                     Pursuant to Sections 78.207 and 78.209
              of the General Corporation Law of the State of Nevada

     1.  The name of the corporation is Lil Marc, Inc. (the "Corporation").

     2. The current number of authorized shares and the par value, if any, of each class and series, if any, of the shares of the Corporation before the Reverse Stock Split (the "Reverse Stock Split") herein certified are:

         I.   5,000,000 shares of Common Stock, $.01 par value.

     3. The number of authorized shares and the par value, if any, of each class and series, if any, of the shares of the corporation after the Reverse Stock Split herein certified are:

         I.   5,000,000 shares of Common Stock, $.01 par value.

     4. The number of shares of each affected class and series, if any, to be issued after the Reverse Stock Split for each issued share of the same class or series is:

         Approximately 1,442,616 shares of Common Stock, $.01 par value, to be issued following the Reverse Stock Split in exchange for 2,668,666 shares of Common Stock, par value $.01 per share.

     5. The shares of the Corporation's Common Stock issued pursuant to the Reverse Stock Split will be rounded up to the nearest whole number of shares.

     6. The Reverse Stock Split was effected pursuant to a resolution of the Board of Directors of the Corporation.

     7. No approval of the Reverse Stock Split by any of the stockholders of the Corporation is required.

     8. There is no provision in the Articles of Incorporation of the Corporation prohibiting the Reverse Stock Split.

     9. The Reverse Stock Split herein certified will be effective after the
close of business on [         ], September __, 2002.


Executed on September __, 2002


                                               ------------------------------
                                               Name:    Keith M. Rosenbloom
                                               Title:   President




                                               ------------------------------
                                               Name:    Joseph P. Wynne
                                               Title:   Secretary



                                      B-1